                                                                      EXHIBIT 21


                                 SUBSIDIARIES


                          Stratosphere Gaming Corp.
                        Stratosphere Land Corporation
                       Stratosphere Advertising Agency
                 2000 Las Vegas Boulevard Retail Corporation